                                                             EXHIBIT 10.31

                                      [*] =    CONFIDENTIAL TREATMENT REQUESTED
                                                             REDACTED

                        DEVELOPMENT AND SUPPLY AGREEMENT



                                 BY AND BETWEEN



                                  JETFAX, INC.

                                      AND

                        SAMSUNG ELECTRONICS CORPORATION



                                 JUNE 30, 1995



                                  CONFIDENTIAL

                        DEVELOPMENT AND SUPPLY AGREEMENT


          THIS DEVELOPMENT AND SUPPLY AGREEMENT (the "Agreement") is entered into and is effective as of June 30, 1995 (the "Effective Date"), by and between JetFax, Inc., a corporation duly organized and existing under the laws of Delaware, U.S.A. with its principal place of business at 1376 Willow Road, Menlo Park, California 94025 ("JetFax"), and Samsung Electronics Corporation, a corporation duly organized and existing under the laws of the Republic of Korea, having its principal place of business at 20th Floor, Severance Building, 84-11, 5-Ka, Namdaemoon-Ro, Chung-Ku, Seoul, Korea ("Samsung").


A. Samsung is in the business of manufacturing and selling a variety of electronic products including facsimile machines;

B. Samsung is currently developing a new product (the "Product" as hereinafter defined) which will require certain controller electronics and associated software;

C. JetFax is willing, subject to the terms and conditions set forth in this Agreement, to develop the controller electronics and associated software to be incorporated as part of the Product, supply the custom computer chips required by JetFax's design and license to Samsung the intellectual property on the terms and conditions herein; and

D. Samsung desires to have JetFax design and develop the necessary electronics and software, procure from JetFax the custom computer chips required by JetFax's design and to acquire a license to make, use and sell such electronics, software and computer chips on the terms and conditions herein-,

IN CONSIDERATION of the foregoing and the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:


1.   DEFINITIONS

1.1 "Acceptance Date" shall mean the date of acceptance of a "JetFax Deliverable" or "Samsung Deliverable," as hereinafter defined, pursuant to
Section 4.2(c) hereof.

1.2 "Affiliate" shall mean all entities and persons controlled by, controlling or under common control with a party.

1.3 "ASIC Set" shall mean a single set of Application Specific Integrated Circuit chips developed by JetFax for use in a single Product.

1.4 "Bill of Materials and Source List" shall mean the identification by manufacturer and model of certain components and the source from which such components may be obtained. A preliminary Bill of Materials is attached hereto as Exhibit F.

1.5  "Deliverable" shall mean a JetFax Deliverable or Samsung Deliverable.

1.6 "Electronic" shall mean those controller electronics and "Software," as hereinafter defined, to be developed by JetFax and incorporated as part of the Product.

1.7 "Errors" shall mean: (i) reproducible defects in any Deliverable which causes it not to function in conformance with the Specifications, and (ii) Software miscoding which results in the Software failing to function in conformance with the Specifications, if such failure is reproducible.

1.8 "Hardware Designs" shall mean those designs for circuit boards, including information for in-circuit testers, to be developed by JetFax in accordance with the Specifications.

1.9 "JetFax Deliverables" shall mean, collectively or individually, JetFax developed Electronics, Software, Hardware Designs and the Bill of Materials and Source List. A more detailed description of the JetFax Deliverables is set forth in Exhibit A to this Agreement.

1.10 "Product" shall mean the new Samsung combined laser printer, telecopier, scanner and copier with features and "Specifications," as hereinafter defined, as provided in Exhibit B.

1.11 "Project Schedule" shall mean the schedule of events for the parties' performance under this Agreement, as set forth in Exhibit C.

1.12 "Services" shall mean the work and labor necessary for the performance of the respective obligations of the parties.

1.13 "Software" shall mean software object code designed in accordance with the Specifications.

1.14 "Specifications" shall mean the engineering, operational and/or functional descriptions, details and requirements for the Product and the Software and the Hardware Designs, as set forth in Exhibit B and mutually agreed to between the parties as the same may be modified as provided herein.

1.15 "Samsung Deliverables" shall mean the sample Product units (minus motherboard), list of connectors and connector pinouts, mechanical drawings and power supply specifications as more fully set forth in Exhibit D.

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

2.   SCOPE OF WORK

2.1 Services. Upon the terms and conditions set forth in this Agreement, JetFax and Samsung agree to perform the Services required to provide their respective Deliverables in accordance with the terms and conditions herein. Each party will be responsible for obtaining all the technology, labor, material, tooling and facilities necessary for the completion of its portion of the Services, except as otherwise set forth in this Agreement.

2.2 Progress Reports. Each party hereto shall provide the other party with progress reports, as reasonably requested by the other party, starting after the Effective Date and ending on the final Acceptance Date. Each report shall be in such form and contain such information as may be mutually agreed upon by the parties, including but not limited to, progress to current scheduled milestones, description of any problems in meeting milestones, and if any problems are encountered, proposed recovery methods.

2.3 Agency Approvals.

(a) The parties agree that JetFax shall make all engineering changes with respect to the Electronics necessary for obtaining any required governmental or private agency approvals or certifications for the Product in the countries fisted in Exhibit E. All costs of certification (except fees for FCC and IC telecom approvals in the U.S. and Canada which shall be paid by JetFax), including, but not limited to, testing fees, filing fees and rework charges required in connection with applying for such approvals in such countries shall be paid by Samsung. Alternatively, at Samsung's written election, JetFax shall make such engineering changes and complete all necessary filings and certifications for Samsung at a price of [*] per country, based on Samsung's making such election for a minimum of three (3) countries. Such payment shall be made at the time of Samsung's election to have JetFax provide such services.

(b) The parties agree that Samsung has the responsibility for and shall bear the expense of obtaining any necessary Republic of Korea government (the "Korean Government") or private agency approvals or certifications which are required in connection with this Agreement. Samsung shall make no commitment to the Korean Government or any agency thereof regarding this Agreement without the express written consent of JetFax. If any approval or certification is conditioned upon changes in the terms and conditions of this Agreement, such changes shall be effective only if a formal amendment is executed by both parties. Samsung shall advise Jetfax immediately of the receipt of such approvals and certifications and shall provide JetFax a copy of the documents received by Samsung related to such approvals and certifications.

3.   DESIGN REVIEW AND SPECIFICATION CHANGES

3.1 Design Review. The parties agree to promptly confer at the request of either party with respect to any material issues a party may have with the performance of the other party of its obligations under this Agreement and to review design and engineering issues. JetFax shall pay all travel related costs for up to four (4) trips to Samsung's laboratory for two (2) of its employees in providing the Services required hereunder up until the final Acceptance Date. Airfare, transportation, housing and meal expenses associated with any trips by JetFax employees in excess of the foregoing shall be paid for by Samsung.

3.2 Changes to the Specifications. JetFax shall make reasonable efforts to ensure that the Hardware Designs are cost-effective. Each party is entitled to request modifications in the form of changes or additions to the Specifications at any time during the term of this Agreement. Such requests shall be submitted in writing, and shall not be deemed or considered binding unless accepted by the other party in writing. If any such modification of the Specifications is agreed upon, the parties will negotiate an equitable adjustment to the Agreement, including the apportionment of any additional development, testing or tooling costs. Upon mutual agreement to any change to the Specifications, both parties will proceed with the implementation of the prescribed changes, and the Specifications and other Exhibits to this Agreement shall be modified accordingly to reflect such agreed upon changes.

3.3 Modification to Specifications Upon Acceptance. Jetfax and Samsung agree that upon acceptance of each Deliverable pursuant to Section 4.2, the Specifications shall be modified as necessary to conform to the Deliverables, as accepted, except as to material deviations from the Specifications noted in a writing signed by both parties. The party responsible for such Deliverable shall perform further work to correct such deviations. After acceptance of each Deliverable pursuant to Section 4.2, the term "Specifications" as used herein shall refer in all cases to the Specifications as so modified.

4.   DELIVERABLES AND DELIVERY;  ACCEPTANCE, AND REJECTION

4.1 Deliverables. Samsung and JetFax agree to use reasonable efforts to perform their respective obligations hereunder and deliver their respective Deliverables, which conform to the Specifications, in accordance with the Project Schedule. Each party's obligation shall be contingent upon the other party successfully providing any prerequisite Deliverable (as specified in the Project Schedule) in a timely fashion. AU Deliverables shall be delivered by the times set forth in the Project Schedule, The parties shall use such Deliverables for testing and acceptance and marketing purposes only and shall not sell, lease or transfer the same to any third party.

4.2  Acceptance.

(a) Each party will examine and test each Deliverable (and/or part thereof of the other party upon receipt. Each receiving party shall, as soon as reasonably practicable following the receipt of same, but in no event later than fifteen
(15) business days after receipt, (i) accept the Deliverable (or part thereof) and so inform the other party in writing or (ii) if the Deliverable (or part thereof) contains material Errors, reject the Deliverable (or part thereof and provide the other party with a written statement of such material Errors. The failure of a party to respond within the specified fifteen (15) day period shall be deemed acceptance of the Deliverable (or part thereof, but shall not limit the provisions of Section 4.4 hereof. Either party may request a reasonable extension of time to complete such testing if required under the circumstances, and both parties shall reasonably consider such requests, provided that no such extension shall be effective unless in writing and signed by a duly authorized representative of the party granting such extension.

(b) The developing party will promptly correct the material Errors set forth in the statement of material Errors with respect to any Deliverable (or part thereof) and redeliver the Deliverable (or part thereof to the receiving party within such reasonable period of time as may be agreed upon by JetFax and Samsung. The receiving party shall, as soon as reasonably practicable after such redelivery, but in no event later than fifteen (15) business days thereafter, accept or reject the redelivered Deliverable in accordance with the procedure set forth in Section 4.2(a). Such procedure shall be repeated until the Deliverables are accepted or the receiving party invokes the provisions of
Section 4.2(d) hereof.

(c) "Acceptance" shall be deemed to occur upon the earlier of (i) acceptance, pursuant to this section, of all JetFax and Samsung Deliverables or (ii) the first sale, lease, license or other distribution or transfer of a Product by Samsung to a customer or other third party other than solely for test purposes.

(d) The parties further agree that if a dispute arises as to whether any Deliverable (or part thereof) is acceptable under the foregoing procedure, and the parties are unable after good faith negotiation to resolve such dispute, the parties agree to submit the acceptability of any such Deliverable (or part thereof to a mutually acceptable independent third party mutually acceptable to the parties. Such third party shall test the Deliverable (or part thereof and determine if the Deliverable (or part thereof meets the Specifications for the Deliverable and thus is acceptable. The determination of such independent third party as to the acceptability of any Deliverable (or part thereof shall be deemed final. The cost, if any, of employing such independent third party shall be borne by the losing party.

4.3 Rejection. If any Deliverable is determined under Section 4.2(d) to not be acceptable, such feature may be deemed a breach of this Agreement by such delivering party, and the non-breaching party may elect to terminate this Agreement pursuant to Section 12.2(a) hereof or may elect to accept further resubmission of the applicable Deliverable.

4.4 JetFax Support. For a period of one (1) year after JetFax's release of the final production Software, JetFax shall provide Samsung with reasonable engineering support as required to incorporate the Hardware Designs and Software in the manufacture of the Product. All related airfare, transportation, housing and meal expenses incurred by JetFax during visits requested by Samsung shall be paid by Samsung. After the initial one (1) year period, JetFax shall make its engineering support reasonably available to Samsung at JetFax's customary rates. For two (2) years after the first date of production of the Product, JetFax shall use reasonable efforts to correct all material, documented and reproducible Errors in the Software at no additional charge. Samsung shall provide such assistance as JetFax may reasonably request in making such corrections. All such corrections to the Software and Hardware Designs shall be deemed to be included in the licenses granted under Section 5.3 hereof JetFax will have no obligation under this section with respect to any Error in the Software or Hardware Designs caused by any person or entity other than JetFax, and JetFax is not obligated to correct any Errors in the Software unless such Error or defect causes the Software to fail to function in conformance with the Specifications.

5.   SUPPLY AND OWNERSHIP RIGHTS

5.1  ASIC Set Procurement.  Samsung shall purchase all the ASIC Sets
Samsung or its Affiliates require from JetFax under the terms and conditions contained herein.

5.2 Material Cost Estimates. If Samsung is unable to procure key semiconductor components of the Electronics at a price similar to that price at which JetFax is able to obtain such components, JetFax shall use reasonable efforts to supply such components to Samsung at JetFax's cost plus handling, shipping, packaging and insurance expenses.

5.3  JetFax Hardware Designs and Software Etc,

(a) Subject to the terms and conditions of this Agreement, JetFax hereby grants to Samsung, effective only upon receipt of the final payment due under Section
6.1 herein, a nonexclusive, worldwide license for a period of five (5) years, commencing on such date, to the Hardware Designs and the Software as required to manufacture, distribute, sell and service the Product; provided, however, such license shall not include the right to manufacture the ASIC Sets, which right shall be retained by JetFax. All ownership rights of all intellectual property pertaining to the Hardware Design and the Software, including documentation, designs, schematics and software shall remain the sole property of JetFax.

(b) The non-exclusive license granted to Samsung pursuant to Section 5.3(a) of this Agreement shall include the right to grant sublicenses to Affiliates of Samsung but to no other party. Samsung shall give JetFax written notice of any such sublicense and provide JetFax with a copy of the sublicense. Notwithstanding any such sublicense, Samsung shall remain fully liable for compliance with all of its obligations under this Agreement, including without limitation, the payment of the amounts due under Section 6.2 of this Agreement.

(c) Samsung shall not alter, reverse engineer, decompile or disassemble the Software or the ASIC Sets or the Field Programmable Gate Arrays included in the Hardware Designs. JetFax retains all ownership rights in and to the Software, Hardware Designs, and corresponding intellectual property.

5.4 Samsung Deliverables. Samsung retains its ownership rights in and to any and all intellectual property developed by it and contained in the Samsung Deliverables. Subject to the terms and conditions of this Agreement, Samsung hereby authorizes JetFax to use the Samsung Deliverables and any other Samsung "Confidential Information," as hereinafter defined, disclosed to JetFax under this Agreement as necessary or useful to develop the JetFax Deliverables. During the term of this Agreement, JetFax may reverse engineer, decompile or disassemble any software provided by Samsung as necessary or useful for the development of the JetFax Deliverables.

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

5.5 Third Party Confidential Disclosure Agreements. Prior to disclosing any JetFax Deliverables to any third party in connection with Samsung's limited "have manufactured" license pursuant to Section 5.3 (a), Samsung shall procure from such third party a fully executed confidential disclosure agreement in a form acceptable to JetFax, pursuant to which such party agrees to not disclose or use such information except pursuant to such license, and naming JetFax and such third party as parties thereto.

6.   PAYMENTS

6.1 Development Fees. In consideration for the Services to be performed by JetFax hereunder, Samsung agrees to pay to JetFax a nonrefundable development fee of [*] paid in the following [*] at the times indicated:

(a)       [*]

(b)       [*]  and

[*]



6.2 ASIC Price. Samsung shall pay JetFax for each ASIC Set procured from JetFax pursuant to Section 5.1 an amount (the "ASIC Set Price") equal to the sum
of   [*]  Samsung shall pay the amount due hereunder to JetFax upon placing an order for the ASIC Sets with JetFax. Notwithstanding the foregoing, the amount due for the first [*] In determining the total cost of the components, the costs used shall (i) be from the lowest cost suppliers located by JetFax or Samsung, (ii) not include shipping, handling, taxes or other similar costs,
(iii) not include the cost of printed circuit boards, (iv) not include the cost of additional or upgraded components required due to changes in the Specifications or configuration after the Effective Date and (v) not include any increase in DRAM or SRAM costs occurring after the Effective Date.

6.3 Method of Payment. Payment shall be made by check or by wire transfer to such bank account or other place as designated in writing by JetFax from time to time. All taxes, duties, imposts and similar charges which may be assessed or imposed by any governmental authority upon the sums due to JetFax pursuant to this Agreement shall be borne and discharged by Samsung except as may otherwise be agreed to in writing by the parties. No part of the charges borne and discharged by Samsung shall be deducted by Samsung from any payment due to JetFax under this Agreement.

6.4  Late Fees.  Any late payments shall include interest at the lesser of
(i) [*] per annum or (ii) the maximum rate allowed by applicable law. The payment of such late charges shall not prevent JetFax from exercising any other rights it may have as a consequence of the lateness of any payment.

7.   REPRESENTATIONS AND INDEMNIFICATIONS

7.1  Representations.  Each party represents and warrants that:

(a) it has full right and authority to enter into this Agreement, to perform its obligations hereunder; and

(b) it has full right and authority to grant the rights granted to the other party herein.

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

7.2 Samsung Indemnity. Subject to the terms hereof, Samsung agrees to indemnify, defend and hold JetFax harmless from any claim, loss, or damage arising from (a) any patent infringement of any third party's rights by any part of the Product, including the Hardware Designs and Software if such items are modified by, or on behalf of, Samsung and (b) any sale, use or other disposition of the Product by Samsung or its transferees. Such obligation to indemnify shall be subject to the condition that: (i) JetFax promptly notifies Samsung in writing of any such claim, loss or damage and permits Samsung, through counsel of choice, to answer the charge of infringement and defend such claim; (ii) Samsung has sole control of the defense and all related settlement negotiations;
(iii) the claim does not involve a patent that is already licensed by JetFax in its existing patent license agreements; and (iv) JetFax provides Samsung with the assistance, information and authority to perform the above. If Samsung agrees to settle the suit, both Samsung and JetFax agree not to publicize the settlement nor to permit the party claiming infringement to publicize the settlement.

7.3 JetFax Indemnity. In the countries fisted in Exhibit E, JetFax agrees to indemnify, defend and hold Samsung harmless from any claims, loss or damage arising from any patent infringement by JetFax's Hardware Design and Software. Such obligation to indemnify shall be subject to the condition that: (i) Samsung promptly notifies JetFax in writing of any such claim, loss or damage and permits JetFax, through counsel of choice, to answer the infringement and defend such claim; (ii) JetFax has sole control of the defense and all related settlement negotiations; (iii) the claim does not involve a patent that is already licensed by Samsung in its existing patent license agreements; and (iv) Samsung provides JetFax with the assistance, information, and authority to perform the above. If JetFax is liable for such infringement, JetFax may either modify its design to be non-infringing or obtain a license to continue using JetFax's design at JetFax's expense. If JetFax is unable to obtain a license under reasonable terms and the parties are unable to reasonably design around such patent(s), the parties shall negotiate in good faith a settlement between them to omit the infringing patent from this indemnity provision.

If JetFax agrees to settle the suit, both JetFax and Samsung agree not to publicize the settlement nor to permit the party claiming infringement to publicize the settlement. Notwithstanding anything contained herein to the contrary, JetFax's liability under this section of this Agreement shall be limited to an amount not greater than the sum of [*]

Notwithstanding the foregoing, JetFax shall have no liability hereunder for any claim, loss or damage based on modifications or other alterations made to the Software or the Hardware Designs by a party other than JetFax or the combination, operation or use of the Software or the Hardware Designs with other hardware or software not furnished or developed by JetFax if such infringement would have been avoided by the use of the Software and the Hardware Designs without such modification or alteration or without such other hardware or software.

8.   CONFIDENTIALITY

Samsung and JetFax acknowledge that in the course of performance hereunder, each party may disclose to the other Confidential Information. Confidential Information shall include, but not be limited to, the Hardware Designs, the Software, any other hardware designs or software provided, source lists, and other trade secrets or proprietary information. Confidential Information shall be treated as confidential by the receiving party. The receiving party shall not disclose to others (including to any Affiliates of the receiving party not bound by like conditions of confidentiality), nor make any use of the Confidential Information received from the providing party for any purpose other than as contemplated in this Agreement, without the prior written consent of the providing party. Each party shall not so disclose or use Confidential Information of the other except to the extent any of the Confidential
Information: (i) was known to the receiving party prior to the disclosure hereunder; (ii) is or becomes publicly known through no fault or omission attributable to the receiving party; or (iii) is rightfully given to the receiving party from sources independent of the providing party, which sources rightfully possess such information.

9.   TRADEMARKS AND LOGOS

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                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

Samsung agrees to place JetFax's name and copyright notice on all electronic components designed by JetFax including the firmware, the circuit boards and the ASIC Sets. JetFax shall also have the right to prominently display its name on all Windows software pieces, including but not limited to, the printer and scanner drivers and the configuration program. JetFax shall have the right to revoke Samsung's right to use JetFax's name and any logo or trademark if the quality of the Products is not reasonably acceptable to JetFax.

10.  MARKETING RIGHT

Samsung agrees to manufacture and sell the Products to JetFax on an OEM basis. If Samsung has not entered into any OEM contract to supply the Products to a third party for sale in the United States at the time JetFax wishes to first place an order for the Products, JetFax and Samsung shall negotiate an agreement with mutually agreeable terms for such sales. If at any time, Samsung enters into an agreement to supply the Products to any third party for sale in the United States on terms more favorable than those then currently in the agreement between JetFax and Samsung, Samsung shall offer in writing to sell the Products on the more favorable terms to JetFax. JetFax's rights under this section shall not prevent Samsung from selling the Product to other OEMS.

11.  TERM

This Agreement will commence on the Effective Date and will continue to be in effect until five (5) years after the date JetFax releases the final production Software, unless terminated earlier pursuant to other provisions in this Agreement.

12.  TERMINATION

12.1 JetFax Default. If JetFax breaches any of its material obligations hereunder and fails to cure such breach within sixty (60) days of receiving written notice thereof from Samsung, or if it is not reasonable to expect such a cure within that period, fails to commence to cure within that period and to continue to diligently cure the breach, the price to be paid by Samsung per ASIC Set under Section 6.2 shall be reduced by [*] until such breach is cured.

12.2 Termination for Cause by Either Part . Either party may terminate this
Agreement:

(a) upon sixty (60) days written notice to the other party if the other party breaches any of its material obligations hereunder and fails to cure such breach during the notice period, or if it is not reasonable to expect such a cure within that period, does not within such time commence to cure, and continues to diligently cure, the breach; or

(b) upon sixty (60) days written notice to the other party if a petition in bankruptcy or similar debtor protection law is filed by or against the other party, or if the other party makes an assignment for the benefit of creditors, or a receiver is appointed, and such events are not discontinued, vacated or terminated during the notice period.

12.3 Effect of Termination.

(a) Upon termination of this Agreement, the license set forth in Section 5.3 hereof shall terminate and Samsung shall have no further rights hereunder and JetFax shall have no obligation to provide any additional ASIC Sets. JetFax shall retain all rights to the Hardware Designs and the Software.

(b) Upon termination of this Agreement, each party shall return to the other party all Confidential Information of the other party and shall make no other or further use of such Confidential Information. Upon termination of this Agreement for any reason other than default by JetFax, Samsung shall immediately pay to JetFax all amounts due hereunder which have not yet been paid.

13.  JETFAX FAILURE TO PERFORM
     -------------------------

Subject to JetFax's rights in Article 12 and subject to Section 17. 1, if JetFax discontinues its performance hereunder prior to the release of the final production software and fails to make a good faith effort to complete performance of its obligations hereunder, JetFax shall repay to Samsung, as liquidated damages, all payments received by JetFax under Section 6. 1.

14.  RIGHT TO DEVELOP FOR OTHERS
     ---------------------------

Nothing in this Agreement will impair JetFax's right to acquire, license, develop, manufacture, sell or distribute for itself or others similar technology performing the same or similar functions as the technology contemplated by this Agreement.

15.  DISPUTE RESOLUTION
     ------------------

15.1 DisputeResolution.  All disputes under this Agreement shall be
     -----------------
settled, if possible, through good faith negotiations between the parties. If such good faith negotiations are unsuccessful, either party may, after thirty
(30) days written notice to the other party, seek arbitration as hereinafter provided.

15.2 Arbitration. Any dispute under this Agreement shall be settled by arbitration in San Francisco, California, U.S.A. as follows:

(a) The matter in dispute to be settled by arbitration shall be submitted to a panel of three (3) arbitrators in accordance with the Rules of Arbitration and Conciliation of the International Chamber of Commerce C'ICC") then in effect.

(b) Each party shall appoint one arbitrator within fifteen (15) days after giving or receiving the demand for arbitration. The two arbitrators thus appointed shall, within fifteen (15) days after both have been appointed, appoint the third arbitrator.

(c) Any appointment required herein not made within the prescribed time shall be made by the ICC.

(d) The proceedings shall be conducted in English and all arbitrators shall be fluent in English.

(e) The determination of the arbitrators shall be conclusive and binding upon the parties and judgment may be entered thereon and enforced by any court of competent jurisdiction and each party hereby irrevocably consents to the jurisdiction of such courts for such purpose.

16.  DISCLAIMER OF CONSEQENTIAL DAMAGES AND IMPLIED WARRANTIES
     ---------------------------------------------------------

In no event shall either party be liable to the other for any indirect, special, incidental or consequential damages for breach of or failure to perform under this Agreement, even if that party has been advised of the possibility of such damages. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7. 1, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR UALIED, WITH RESPECT TO ANY DELIVERABLE OR OTHERWISE, INCLUDING WITHOUT LMTATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, TECHNICAL PERFORMANCE, OR COMMERCIAL SUCCESS AND HEREBY DISCLAIMS ALL SUCH OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE DEVELOPMENT, MANUFACTURE, USE, SALE, LEASE, OR OTHER DISPOSITION BY THE OTHER PARTY OR ITS VENDEES OF PRODUCTS INCORPORATING DELIVERABLES LICENSED OR PROVIDED UNDER THIS AGREEMENT.

17.  GENERAL

17.1 Force Majeure.  Neither party shall be liable for any failure or delay
     -------------
in its performance under this Agreement due to causes which are beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authority, fires, epidemics, floods, earthquakes, riots, wars, sabotage, labor shortages or disputes, and governmental actions; provided that
(a) the delayed party: (i) gives the other party written notice of such cause promptly, and in any event within fifteen (1 5) days of discovery thereof, and
(ii) uses its reasonable efforts to correct such failure or delay in its performance, and (b) the delayed party's time for performance or cure under this Agreement shall be extended for a period equal to the duration of the cause or sixty (60) days, whichever is less.

17.2 Relationship of Parties.  Samsung and JetFax are independent
     -----------------------
contractors. Neither company nor its respective employees, consultants, contractors or agents are agents, employees or joint venturers of the other, nor do they have any authority to bind the other by contract or otherwise to any obligation. They will not represent to the contrary, either expressly, implicitly, by appearance or otherwise. Each party will determine, in its sole discretion, the manner and means by which the Services are accomplished, subject to the express condition that each party will at all times comply with applicable law.

17.3 Personnel.  The respective employees, consultants, contractors and
     ---------
agents of each party will observe the working hours, working rules and holiday schedule of the other while working on the other's premises. Notwithstanding the foregoing, employees of a party shall be and remain employees of that party and shall not be deemed or claim to be employees of the other party even when working on such other party's premises.

17.4 Employment Taxes and Benefits.  Each party shall be responsible for
     -----------------------------
any and all employment taxes and benefits payable to its employees, representatives, contractors, subcontractors and other engaged by it to perform Services hereunder and in no event shall either party look to the other for such payments.

17.5 Other Tax Implications.  The purpose of development of the
     ----------------------
Deliverables under this Agreement is to demonstrate that the Product developed hereunder will conform to the Specifications. The Deliverables have no intrinsic value as an item. As such, no value added, sales, or use taxes are anticipated to be required as a result of the Services performed under this Agreement.

17.6 Export Controls.  Samsung acknowledges that it and JetFax are subject
     ---------------
to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material and other commodities. The transfer of such items may require a license from the cognizant agency of the U.S. Government or written assurances by Samsung that it shall not export such items to certain foreign countries without prior approval of such agency. JetFax neither represents that a license is or is not required or that, if required, it shall be issued.

17.7 Assignment.  Except as expressly provided herein, neither party may
     ----------
assign or delegate this Agreement, or any of its respective rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that JetFax may, with prior written notice to Samsung, assign or delegate this Agreement and JetFax's rights and obligations hereunder to any successor in interest to JetFax in connection with any sale or transfer of all or substantially all of its assets or upon any merger, consolidation, or dissolution. Either party may, from time to time and upon prior written notice to the other party, subcontract with one of its subsidiaries for the performance of certain obligations under this Agreement provided that the party so subcontracting shall remain liable for performance of its obligations hereunder. Any attempted assignment in violation of the provisions of this section shall be void and without force or effect. In the event of a pen-nitted assigm-nent hereunder, this Agreement or the applicable provisions shall be binding upon the successors, executors, and assigns of the parties hereto.

17.8  Applicable- Law.  This Agreement shall be governed by and construed in
      ---------------
accordance with the laws of the State of California, U.S.A. without giving effect to the principles of conflicts of law thereunder.

17.9  Severability.  If for any reason a court of competent jurisdiction
      ------------
finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement shall he enforced to the maximum extent pen-nissible so as to effect the intent of the parties, and the remainder of this Agreement shall continue in full force and effect.

17.10 Notices.  All notices required or permitted under this Agreement shall
      -------
be in writing, reference this Agreement and be deemed given when: (i) delivered personally; (ii) when sent by confirmed telex or facsimile; (iii) fifteen (15) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a commercial overnight carrier, with written verification of receipt. All communications will be sent to the addresses set forth below. Either party may change its address by giving notice pursuant to this section.

JetFax:
-------
Rudy Prince, President
Jet Fax, Inc.
1376 Willow Road
Menlo Park, California 94025
U. S. A.


Samsung:
--------

Attn:
Samsung Electronics Corporation
20th Floor, Severance Building 84-11,
5-Ka, Namdaemoon-Ro, Chung-Ku
Seoul, Korea


With a copy to:

James Prince, Esq.
4200 Texas Commerce Tower
Houston, Texas 77002
U.S.A.

17.11  Waiver.  Failure by either party to enforce any provision of this
       ------
Agreement shall not be deemed a waiver of future enforcement of that or any other provision.

17.12  No Rights in Third Parties. This Agreement is made for the benefit of
       --------------------------
Samsung and JetFax and not for the benefit of any third parties.

17.13 Language. This Agreement is executed in original English counterparts,
      --------
each of which shall be deemed an original, but collectively shall constitute but one and the same instrument. The English text of the Agreement shall prevail over any translation thereof

17.14 Headings and References.  The headings and captions used in this
      -----------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.15 Construction.  This Agreement has been negotiated by the parties and
      ------------
their respective counsel. This Agreement will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either party.

17.16 Trademark Usage.  Except for the provision stated in Section 9 of this
      ---------------
Agreement, neither party shall make any use of any trademark, service mark or trade name of the other in connection with its advertising, promotional material or packaging for the Product without first obtaining the other party's written consent.

17.17 Complete Agreement.  This Agreement, including all Exhibits
      ------------------
constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter.
No amendment to or modification of this Agreement shall be binding unless in writing and signed by duly authorized representatives of both parties. To the extent any terms and conditions of this Agreement conflict with the terms and conditions of any invoice, purchase order or purchase order acknowledgement placed hereunder, the terms and conditions of this Agreement shall govern and control.

17.18 Survival.  The provisions of Sections 5.3(c), 8, 12.3, 13, 14, 15 and
      --------
16 shall survive the expiration or termination of this Agreement for any reason.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives effective as of the Effective Date.

JETFAX, INC., a Delaware corporation  SAMSUNG ELECTRONICS
                                      CORPORATION, a Korean



Bv: /s/ Edward R. Prince III          Bv: /s/ DONGJA KIM
----------------------------          -------------------
NAME:  Rudy Prince                    NAME: Dongja Kim
       PRESIDENT                            DIRECTOR

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT A

                              JETFAX DELIVERABLES

[*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT B

                             PRODUCT SPECIFICATION

[*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

[*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

[*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT C

                                PROJECT SCHEDULE

[*]

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT D

                              SAMSUNG DELIVERABLES

A.   H/W DESIGN AND PRODUCTION RELATED DOCUMENTATIONS

1.   [*]

2.   [*]

3.   [*]

4.   [*]

5.   [*]

6.   [*]

7.   [*]


B: S/W RELATED DOCUMENTATIONS

1.   [*]

2.   [*]

3.   [*]

4.   [*]

5.   [*]

6.   [*]

7.   [*]

                                   EXHIBIT E

                          COUNTRY FOR AGENCY APPROVAL



**   UNITED STATES
**   CANADA

**   UNITED KINGDOM
**   GERMANY
**   ITALY
**   SPAIN
**   SWEDEN
**   HOLLAND

                                          [*] = CONFIDENTIAL TREATMENT REQUESTED

                                   EXHIBIT F

SAMSUNG LAMP Controller Component Cost Estimate Preliminary Costed Bill of Materials

                                   Target      Extended
Item                Quantity      Unit Cost      Cost         Description
------------------------------------------------------------------------------------
[*]
